Exhibit 5.1
[Troy and Gould Letterhead]

April 15, 2008

Brendan Technologies, Inc.
2236 Rutherford Road
Carlsbad, California 92008

Re: Pre-Effective Amendment No. 4 to a Registration Statement on Form S-1/A, filed on or about April 15, 2008
Ladies and Gentlemen:

We have acted as counsel to Brendan Technologies, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Pre-Effective Amendment No. 4 to a Registration Statement on Form S-1/A, filed on or about April 15, 2008, including the exhibits that have been filed therewith (the “Registration Statement”), that the Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering the offer and sale of up to 8,164,800 shares (the “Shares”) of its common stock, par value $0.004995 per share consisting of: (a) up to 4,055,000 shares issuable upon the conversion of the Company’s 8% Convertible Debentures and 128,800 shares issuable as interest payments under such Debentures; (b) 1,745,000 shares which were issued upon exercise of warrants; and (c) up to 2,236,000 shares issuable upon exercise of warrants. This opinion letter is being given to you pursuant to your request.

As a basis for rendering our opinion expressed below, we have reviewed originals or copies of originals, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation and Bylaws, each as amended to date; (iii) resolutions of the Company’s Board of Directors pertaining to the Registration Statement and related matters; and (iv) and such other documents, corporate records, certificates and letters of public officials, such other instruments and such legal matters as we have considered necessary or appropriate as a basis for rendering our opinion.

With your permission, in order to render our opinion, we have made and relied upon such customary assumptions as we have deemed necessary or appropriate. We have made and are relying upon the following assumptions, all without any independent investigation or inquiry by us:

A. All signatures on documents reviewed by us are genuine; all documents submitted to us as originals are authentic; and all documents submitted to us as copies conform to the onginals of such documents, and such originals are authentic.

B. All factual representations and other statements regarding factual matters that are contained in the certificates of officers of the Company that we have examined are true and correct, and all factual representations and other statements regarding factual matters that are contained in the Registration Statement are true and correct.

We neither express nor imply any opinion as to the laws of any jurisdiction other than applicable statutory provisions of the Nevada Revised Statutes (“NRS”) (including applicable rules and regulations promulgated under the NRS and applicable reported judicial and regulatory determinations interpreting the NRS). We neither express nor imply any opinion with respect to the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of the laws of any other jurisdiction.

[Troy and Gould Letterhead]

Brendan Technologies, Inc.
April 15, 2008

This opinion letter is limited to the opinion expressly stated below, does not include any implied opinions and is rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date of effectiveness of the Registration Statement and that may affect our opinion, including, without limitation, future changes in applicable law.

Based upon and subject to all of the foregoing, we are of the opinion that the Shares that are currently outstanding and the Shares being registered in the Registration Statement are, and when sold in the manner provided in the Registration Statement will be, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference made to us in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” However, by giving you this opinion letter and consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ TROY & GOULD PC
TROY & GOULD PC